Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

SUNPOWER INC.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	2023 Equity Incentive Plan Common Stock, $0.0001 par value per share	(1)	Other	11,864,491	$0.2240	$2,657,645.98	0.0000870	$231.22
Equity	2023 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	(2)	Other	966,122	0.1904	183,949.63	0.0000870	16.00
Equity	Restricted Stock Unit Inducement Award Agreements dated October 8, 2025 Common Stock, $0.0001 par value per share	(3)	Other	2,750,000	0.2240	616,000.00	0.0000870	53.59
Equity	Restricted Stock Unit Inducement Award Agreements dated February 2, 2026 Common Stock, $0.0001 par value per share	(4)	Other	850,000	0.2240	190,400.00	0.0000870	16.56
Equity	Restricted Stock Unit Inducement Award Agreement dated June 30, 2026 Common Stock, $0.0001 par value per share	(5)	Other	1,000,000	$0.2240	$224,000.00	0.0000870	$19.49

Total Offering Amounts:						$3,871,995.61		336.86
Total Fee Offsets:								0.00
Net Fee Due:								$336.86

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) which become issuable under the Registrant’s 2023 Equity Incentive Plan, as amended (the “2023 Plan”), the 2023 Employee Stock Purchase Plan, as amended (the “2023 ESPP”), the Restricted Stock Unit Inducement Award Agreements entered into on October 8, 2025 between the Registrant and certain employees of Sunder Energy LLC receiving such awards (collectively, the “Sunder Employment Inducement Awards”), the Restricted Stock Unit Inducement Award Agreements entered into on February 2, 2026 between the Registrant and certain employees of Cobalt Power Systems, Inc. receiving such awards (collectively, the “Cobalt Employment Inducement Awards”), and the Restricted Stock Unit Inducement Award Agreement entered into on June 30, 2026 between the Registrant and Tom Kowalczuk (the “CFO Inducement Award”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2023 Plan. To the extent that any awards outstanding under the 2023 Plan are forfeited, are cancelled, are held back upon exercise or settlement of an award to cover any exercise price, as applicable, or tax withholding, are reacquired by the Registrant prior to vesting, are satisfied without the issuance of stock or are otherwise terminated (other than by exercise) subsequent to the date of this Registration Statement, the shares reserved for issuance pursuant to such awards will become available for issuance as shares of Common Stock under the 2023 Plan.

For the purpose of computing the registration fee only, the price shown is based upon the price of $0.22405 per share, the average of the high and low prices for the Common Stock of the Registrant as reported in the Nasdaq Global Market on October 23, 2026, in accordance with Rule 457(c) and (h)(1).
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) which become issuable under the Registrant’s 2023 Equity Incentive Plan, as amended (the “2023 Plan”), the 2023 Employee Stock Purchase Plan, as amended (the “2023 ESPP”), the Restricted Stock Unit Inducement Award Agreements entered into on October 8, 2025 between the Registrant and certain employees of Sunder Energy LLC receiving such awards (collectively, the “Sunder Employment Inducement Awards”), the Restricted Stock Unit Inducement Award Agreements entered into on February 2, 2026 between the Registrant and certain employees of Cobalt Power Systems, Inc. receiving such awards (collectively, the “Cobalt Employment Inducement Awards”), and the Restricted Stock Unit Inducement Award Agreement entered into on June 30, 2026 between the Registrant and Tom Kowalczuk (the “CFO Inducement Award”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

Represents shares of Common Stock reserved for future issuances under the 2023 ESPP.

For the purpose of computing the registration fee only, the price shown is based upon the price of $0.22405 per share, the average of the high and low prices for the Common Stock of the Registrant as reported in the Nasdaq Global Market on October 23, 2026, in accordance with Rule 457(c) and (h)(1), multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2023 ESPP.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) which become issuable under the Registrant’s 2023 Equity Incentive Plan, as amended (the “2023 Plan”), the 2023 Employee Stock Purchase Plan, as amended (the “2023 ESPP”), the Restricted Stock Unit Inducement Award Agreements entered into on October 8, 2025 between the Registrant and certain employees of Sunder Energy LLC receiving such awards (collectively, the “Sunder Employment Inducement Awards”), the Restricted Stock Unit Inducement Award Agreements entered into on February 2, 2026 between the Registrant and certain employees of Cobalt Power Systems, Inc. receiving such awards (collectively, the “Cobalt Employment Inducement Awards”), and the Restricted Stock Unit Inducement Award Agreement entered into on June 30, 2026 between the Registrant and Tom Kowalczuk (the “CFO Inducement Award”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

Represents shares of Common Stock that may be issued upon the vesting and settlement of time-based restricted stock units in accordance with the terms of the Sunder Employment Inducement Awards.

For the purpose of computing the registration fee only, the price shown is based upon the price of $0.22405 per share, the average of the high and low prices for the Common Stock of the Registrant as reported in the Nasdaq Global Market on October 23, 2026, in accordance with Rule 457(c) and (h)(1).
(4)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) which become issuable under the Registrant’s 2023 Equity Incentive Plan, as amended (the “2023 Plan”), the 2023 Employee Stock Purchase Plan, as amended (the “2023 ESPP”), the Restricted Stock Unit Inducement Award Agreements entered into on October 8, 2025 between the Registrant and certain employees of Sunder Energy LLC receiving such awards (collectively, the “Sunder Employment Inducement Awards”), the Restricted Stock Unit Inducement Award Agreements entered into on February 2, 2026 between the Registrant and certain employees of Cobalt Power Systems, Inc. receiving such awards (collectively, the “Cobalt Employment Inducement Awards”), and the Restricted Stock Unit Inducement Award Agreement entered into on June 30, 2026 between the Registrant and Tom Kowalczuk (the “CFO Inducement Award”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

Represents shares of Common Stock that may be issued upon the vesting and settlement of time-based restricted stock units in accordance with the terms of the Cobalt Employment Inducement Awards.

For the purpose of computing the registration fee only, the price shown is based upon the price of $0.22405 per share, the average of the high and low prices for the Common Stock of the Registrant as reported in the Nasdaq Global Market on October 23, 2026, in accordance with Rule 457(c) and (h)(1).
(5)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) which become issuable under the Registrant’s 2023 Equity Incentive Plan, as amended (the “2023 Plan”), the 2023 Employee Stock Purchase Plan, as amended (the “2023 ESPP”), the Restricted Stock Unit Inducement Award Agreements entered into on October 8, 2025 between the Registrant and certain employees of Sunder Energy LLC receiving such awards (collectively, the “Sunder Employment Inducement Awards”), the Restricted Stock Unit Inducement Award Agreements entered into on February 2, 2026 between the Registrant and certain employees of Cobalt Power Systems, Inc. receiving such awards (collectively, the “Cobalt Employment Inducement Awards”), and the Restricted Stock Unit Inducement Award Agreement entered into on June 30, 2026 between the Registrant and Tom Kowalczuk (the “CFO Inducement Award”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

Represents shares of Common Stock that may be issued upon the vesting and settlement of time-based restricted stock units in accordance with the terms of the CFO Inducement Award.

For the purpose of computing the registration fee only, the price shown is based upon the price of $0.22405 per share, the average of the high and low prices for the Common Stock of the Registrant as reported in the Nasdaq Global Market on October 23, 2026, in accordance with Rule 457(c) and (h)(1).